EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Rule 13a-14(b) (17 CFR § 240.13a-14(b)) or Rule 15d-14(b) (17 CFR § 240.15d-14(b)) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), the undersigned officer of Vadda Energy Corporation (the “Company”), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012 (the “Quarterly Report”) of the Company fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, and the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Quarterly Report.

Date: November 14, 2012	By:	/s/ Martin N. Mayrath
	Name:	Martin N. Mayrath
	Title:	Chief Financial Officer
(principal financial officer)

The foregoing certification is furnished as an exhibit to the Quarterly Report and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Act or Securities Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing